UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 30, 2003



                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)




          VIRGINIA                     0-21912                   54-1624428
----------------------------         -----------               -------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)



                           999 YAMATO ROAD, SUITE 100
                            BOCA RATON, FLORIDA 33431
                    (Address of principal executive offices)


                                 (561) 862-0134
               (Registrant's telephone number including area code)


                               541 HAMILTON STREET
                          ALLENTOWN, PENNSYLVANIA 18101
          (Former name or former address, if changed since last report)

ITEM 1.           Changes in Control of Registrant.

         On July 30, 2003, First Chesapeake Financial Corporation (OTC BB: FCFK) in a private transaction sold to All American Companies, Inc., a Delaware corporation, 10,000,000 newly issued shares of its common stock for an aggregate purchase price of $300,000. In addition, All American Companies purchased 3,674,709 shares of First Chesapeake common stock from Mark Mendelson and Mark Glatz. Mr. Mendelson is the Chairman of the Board of Directors and Chief Executive Officer of First Chesapeake and Mr. Glatz was a director and is the Chief Financial Officer of First Chesapeake. If all conditions to the transaction are met, All American Companies will own 68% of the outstanding shares of First Chesapeake common stock, or 58% on a fully-diluted basis. Pending the satisfaction of such conditions, All American Companies' nominees will constitute a majority of First Chesapeake's Board of Directors.

         Under the terms of an escrow arrangement for both private transactions, All American Companies is required to obtain by October 30, 2003 the release of certain personal guaranties and liens that were granted by shareholders of First Chesapeake in connection with First Chesapeake's credit facility. If All American Companies fails to obtain such release by October 30, 2003, the 10,000,000 shares issued or issuable by First Chesapeake shall be canceled and the shares held by Messrs. Mendelson and Glatz shall be returned to them, in each case without refund of the purchase price. In addition, the issuance of 4,600,000 of the newly issued shares of common stock is subject to shareholder approval of an increase in the number of shares of common stock that First Chesapeake is permitted to issue under its certificate of incorporation.

As a condition to the purchase the 10,000,000 newly issued shares of common stock from First Chesapeake, certain officers and directors of First Chesapeake agreed to forgive an aggregate of $631,417 in debt owed to them by First Chesapeake and certain past and current directors of First Chesapeake agreed to abandon options to purchase an aggregate of 453,000 shares of First Chesapeake's common stock. First Chesapeake also agreed to modify the remaining outstanding options to purchase 2,030,000 shares of its common stock to reflect a new strike price of $0.10 per share.

As part of both private transactions, Mark Glatz, Pasquale Nestico and John Papandon resigned as Directors. Tony Sharma, Chairman of All American Companies, Utpal Dutta, Vice President and Director of All American and Don Vinik, a Director of All American were named as Directors of First Chesapeake.

In order to obtain approval of the transaction from its major lender, Royal Bank of Pennsylvania, First Chesapeake's subsidiary, Collateral One Mortgage Corp., granted Royal Bank a security interest in a $150,000.00 certificate of deposit. As a result, Royal Bank has approved the transactions and has agreed to extend the maturity date of its loan to First Chesapeake to October 15, 2003.

To facilitate the transaction with First Chesapeake, All American Companies loaned First Chesapeake $77,307.00.

First Chesapeake is a provider of financial services in the mortgage banking industry and is engaged in retail and wholesale mortgage banking business. All American Companies is a multi-faceted company engaged in providing off-site clerical services to the medical industry, collection services for its own accounts and others, and telemarketing services.

This report contains forward-looking information including statements regarding the Company's business outlook or future performance, anticipated profitability, revenues, expenses or other financial items. Factors that could cause actual events to differ materially from these forward-looking statements include, but are not limited to, the following: overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company's products and services, pricing and other competitive factors in the industry and new government regulations and/or legislative initiatives. These and other risks are described in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and Quarterly Report on Form 10-QSB through March 31, 2003.

For more information contact Investor relations-- Utpal Dutta at (561) 989-2742.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 4, 2003               First Chesapeake Financial Corporation


                                    /s/ Bill Everslage
                                    ------------------------------
                                    Bill Everslage
                                    President